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Exhibit 1

Form 51-102F3

MATERIAL CHANGE REPORT

Section 7.1 of National Instrument 51-102
Continuous Disclosure Obligations

ITEM 1:    NAME AND ADDRESS OF COMPANY

  Agnico-Eagle Mines Limited ("Agnico-Eagle")
  145 King Street East, Suite 500
  Toronto, ON M5C 2Y7

ITEM 2:    DATE OF MATERIAL CHANGE

  June 2, 2006.

ITEM 3:    NEWS RELEASE

        A press release was issued by Agnico-Eagle on June 5, 2006 in Toronto, Ontario via Canada NewsWire, a copy of which is also attached hereto as Schedule A.

ITEM 4:    SUMMARY OF MATERIAL CHANGE

        On June 5, 2006, Agnico-Eagle announced that it will initiate construction of the Kittila mine project on the Suurikuusikko property in northern Finland and complete construction at the Lapa mine project in Quebec. Agnico-Eagle also announced its intention to raise approximately US$250 million through a marketed offering of its common shares.

ITEM 5:    FULL DESCRIPTION OF MATERIAL CHANGE

Kittila Mine to be built on Suurikuusikko Deposit

Construction will begin immediately at the Kittila Mine (on the Suurikuusikko deposit) in northern Finland, approximately 900 kilometers north of Helsinki. The Kittila mine, named after the nearby community of the same name, will initially be extracted via open pit followed by underground mining via ramp access. The mining operation will feed a 3,000 tonne per day surface processing plant.

The feasibility study has recently been reviewed by independent third parties. The study's base case projects an after tax rate of return of 15.0%, based on a gold price of $450 per ounce, and a US$/€ exchange rate of 1.20. Annual gold production is expected to average 150,000 ounces at total cash costs of $250 per ounce, with initial gold production occurring by the middle of 2008. The feasibility study anticipates capital expenditures of $135 million and incorporates minesite costs per tonne of $34 and sustaining capital expenditures of approximately $5 million per year. Current probable reserves are 2.4 million ounces of gold, from 14.2 million tonnes grading 5.16 grams per tonne yielding an estimated mine life of 13 years. See Note to Investors regarding the Use of Non-GAAP Financial Measures.

Eight drills are currently operating at the Kittila mine project and are focused on converting the large gold resource to reserve and on drilling the extensive land position along strike of the known gold reserve. The Kittila mine project contains a measured resource of 0.1 million tonne containing 4.07 grams of gold per tonne, an indicated mineral resource of 1.5 million tonnes containing 4.39 grams of gold per tonne and an inferred mineral resource of 6.7 million tonnes containing 4.35 grams of gold per tonne. See the notes to U.S. Investors Relating to the Use of "Resources".

Lapa Mine to be Completed by 2008

The Lapa mine project is located in northwestern Quebec, approximately 11 kilometres east of Agnico-Eagle's operations at LaRonde, providing operating synergies. The initial phase of construction began in July 2004.

The shaft, currently at a depth of 760 metres, will be extended to approximately 1,370 meters below surface. In April 2006, 2,800 tonnes of development ore was extracted at Lapa and sorted through a sampling tower to form a representative appraisal. Together with the results of a diamond drilling program, the ore was estimated to contain on average 10.65 grams per tonne of gold. These results, and results from other sampling methods, predicted higher gold grades than the Company's reserve model from February 2005. These results were incorporated into a revised feasibility study.

A revised feasibility study on the Lapa mine project was recently completed and reviewed by independent third parties. The study's base case projects the mine reaching full production in the fourth quarter of 2008 with an after tax rate of return of 21.8%, based on a gold price of $450 per ounce, and a C$/US$ exchange rate of 1.25. Based on current estimates of mineral reserves and grades, annual gold production is expected to average 125,000 ounces annually at total cash costs of $210 per ounce.

Additional capital costs to bring the Lapa mine into production are projected to be $90 million. Based on an operation of up to 1,500 tonnes of ore per day, the revised feasibility study incorporates minesite costs of C$70 per tonne and average sustaining capital expenditures of approximately $4 million per year. See Note to Investors regarding the Use of Non-GAAP Financial Measures.

The Lapa deposit contains 1.1 million ounces of gold reserves from 3.4 million tons of ore at a grade of 10.17 grams per tonne, sufficient for an initial mine life of approximately seven years. Lapa also contains an indicated mineral resource of 1.1 million tons grading 5.92 grams of gold per tonne and an inferred mineral resource of 1.4 million tonnes grading 9.36 grams of gold per tonne.

See the notes to U.S. Investors Relating to the Use of "Resources".

Pinos Altos Program to Explore Property and Prepare Feasibility Study

An estimated $23 million exploration and feasibility program will be initiated at the 100% owned Pinos Altos project in northern Mexico. The objectives of the program include:

  •
  29,800 meter drilling program to convert resources to reserves;

  •
  21,400 meter drilling program to drill at depth and expand the resource by drilling in under-explored regions along strike;

  •
  completion of a feasibility study by the end of the second quarter of 2007;

  •
  development of a 1,330 meter underground ramp to provide a deeper drilling platform, and to expose ore for sampling and examination.

The deposit remains open at depth and only approximately one third of the entire property position has been drilled. The Pinos Altos project's indicated resource contains 12.5 million tonnes at 3.9 grams per tonne gold, and 102.3 grams per tonne silver. The project's inferred resource contains 3.2 million tonnes at 5.2 grams per tonne gold, and 111.0 grams per tonne silver. See the Notes to U.S. Investors Relating to the Use of "Resources".

Agnico-Eagle's preliminary analysis contemplates a 3,000 tonne per day mining scenario with the open pit and underground operations each supplying 1,500 tonnes per day. The preliminary estimate of capital cost required to bring the project into production is approximately $150 million.

$250 Million Underwritten Equity Offering is Prudent for Growth Plans

The Company plans to offer common shares under its existing shelf prospectus filed in Canada and under the multijurisdictional disclosure system in the United States. The Company proposes to raise approximately $250 million in an underwritten offering. The Underwriters will also have the option to purchase up to an additional 15% of the common shares issued to cover over-allotments. The offering is to be lead-managed by Merrill Lynch and it is anticipated to close in mid-June 2006.

Over the next three years, the Company projects consolidated capital expenditures of $170 million in 2006, $250 million in 2007 and $115 million in 2008, excluding any potential construction expenditures on the Pinos Altos project. The Company expects that financing of these expenditures, including those anticipated at Pinos Altos, will come from the proposed offering, existing cash balances and cash flows from its LaRonde mine. Additionally, the Company maintains substantially undrawn credit lines of $150 million.

The Company has filed a registration statement (including a prospectus) with the Canadian Securities Administrators and the U.S. Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus including any prospectus supplement in that registration statement (SEC File No. 333-120043) and the other documents the Company has filed with the Canadian Securities Administrators and the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. The documents are also available electronically at www.sedar.com. Alternatively, you can request the prospectus and prospectus supplement by contacting Merrill Lynch at 4 World Financial Center, 250 Vesey Street, New York, NY 10080 (telephone: 212-449-1000) or 181 Bay Street, Suite 400, Toronto, Ontario M6G 2S9 (telephone: 416-369-7400).

Forward-Looking Statements

The information in this material change report has been prepared as at June 5, 2006. Certain statements contained in this material change report constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, or "forward-looking information" under provisions of Canadian provincial securities laws. When used in this document, the words "anticipate", "believe", "could", "expect", "estimate," "forecast," "may", "outlook" "planned", "should", "will" and similar expressions are intended to identify forward-looking statements or information.

Such statements and information include without limitation: statements regarding future rates of return, and the sensitivity of those rates of return to gold prices, gold grades, capital and operating costs, currency exchange rates, timing of capital expenditures and other assumptions; estimates of future mineral production and sales; estimates of mine life; estimates of future mining costs, cash costs, minesite costs and other expenses; estimates of future capital expenditures and other cash needs, and expectations as to the funding thereof; statements and information as to the projected development of certain ore deposits, including estimates of exploration, development and production and other capital costs, and estimates of the timing of such exploration, development and production or decisions with respect to such exploration, development and production; estimates of reserves and resources, and statements and information regarding anticipated future exploration and feasibility study results; the anticipated timing of events with respect to the Company's minesites; statements and information regarding the sufficiency of the Company's cash resources; statements regarding the anticipated equity offering including the anticipated amount and timing thereof; and other statements and information regarding anticipated trends with respect to the Company's capital resources and results of operations. Such statements and information reflect the Company's views as at the date of this material change report and are subject to certain risks, uncertainties and assumptions, and undue reliance should not be placed on such statements and information. Many factors, known and unknown, could cause the actual results to be materially different from those expressed or implied by such forward looking statements and information. Such risks include, but are not limited to: the risk that the Company may not complete its anticipated equity offering on a timely basis in the amounts anticipated, if at all; the volatility of the Company's stock price; the volatility of prices of gold and other metals; uncertainty of mineral reserves, mineral resources, mineral grades and mineral recovery estimates; uncertainty of future production, capital expenditures, and other costs; currency fluctuations; financing of additional capital requirements; cost of exploration and development programs; mining risks; risks associated with foreign operations; risks related to title issues at the Pinos Altos project; governmental and environmental regulation; and risks associated with the Company's byproduct metal derivative strategies. For a more detailed discussion of such risks and other factors, see Company's Annual Information Form and Annual Report on Form 20-F, as amended, for the year ended December 31, 2005, as well as the Company's other filings with the Canadian Securities Administrators and the U.S. Securities and Exchange Commission. The Company does not intend, and does not assume any obligation, to update these forward-looking statements and information.

Certain of the foregoing statements and information, primarily related to projects, are based on preliminary views of the Company with respect to, among other things, grade, tonnage, processing, mining methods, capital costs, and location of surface infrastructure and actual results and final decisions may be materially different from those currently anticipated.

About Agnico-Eagle

Agnico-Eagle is a long established Canadian gold producer with operations located in Quebec and exploration and development activities in Canada, Finland, Mexico and the United States. Agnico-Eagle's LaRonde Mine is Canada's largest gold deposit. The Company has full exposure to changes in gold prices consistent with its policy of no forward gold sales. It has paid a cash dividend for 26 consecutive years.

Note to Investors Regarding the Use of Non-GAAP Financial Measures

This material change report presents estimates of future "total cash cost per ounce" and "minesite cost per tonne" that are not recognized measures under United States generally accepted accounting principles ("US GAAP"). This data may not be comparable to data presented by other gold producers. These future estimates are based upon the total cash costs per ounce and minesite costs per tonne that the Company expects to incur to mine gold at the applicable projects and do not include production costs attributable to accretion expense and other asset retirement costs, which will vary over time as each project is developed and mined. It is therefore not practicable to reconcile these forward-looking non-GAAP financial measures to the most comparable GAAP measure. A reconciliation of the Company's total cash cost per ounce and minesite cost per tonne to the most comparable financial measures calculated and presented in accordance with US GAAP for the Company's historical results of operations is set forth in the Company's Annual Information Form and Annual Report on Form 20-F, as amended, for the year ended December 31, 2005, as well as the Company's other filings with the Canadian Securities Administrators and the U.S. Securities and Exchange Commission.

Notes to U.S. Investors Regarding the Use of Resources

  Cautionary Note to investors concerning estimates of Measured and Indicated Resources.

  This material change report uses the terms "measured resources" and "indicated resources". We advise investors that while those terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission (the "SEC") does not recognize them. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

  Cautionary Note to investors concerning estimates of Inferred Resources.

  This material change report also uses the term "inferred resources". We advise investors that while this term is recognized and required by Canadian regulations, the SEC does not recognize it. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally mineable.

Scientific and Technical Data

Agnico-Eagle Mines Limited is reporting mineral resource and reserve estimates in accordance with the CIM guidelines for the estimation, classification and reporting of resources and reserves.

Cautionary Note to U.S. Investors — The SEC permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms in this material change report, such as "measured," "indicated," and "inferred," "resources," that the SEC guidelines strictly prohibit U.S. companies from including in their filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 20-F, which may be obtained from us, or from the SEC's website at: http://sec.gov/edgar.shtml. A feasibility study is required to meet the requirements to designate reserves under Guide 7. Estimates were calculated using historic three-year average metals prices and foreign exchange rates in accordance with the SEC Industry Guide 7. Industry Guide 7 requires the use of prices that reflect current economic conditions at the time of reserve determination which Staff of the SEC has interpreted to mean historic three-year average prices. The assumptions used for 2005 mineral reserves and resources estimates reported by the Company were $405 per ounce gold, $6.35 per ounce silver, $0.51 per pound zinc, $1.24 per pound copper and C$/US$, US$/€, and Mexican Peso/US$ exchange rates of 1.30, 1.21 and 11.0, respectively

Canadian Securities Administrators, National Instrument 43-101 ("NI 43-101") requires mining companies to disclose reserves and resources using the subcategories of "proven" reserves, "probable" reserves, "measured" resources, "indicated" resources and "inferred" resources. Mineral resources that are not mineral reserves do not have demonstrated economic viability.

A mineral reserve is the economically mineable part of a measured or indicated resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified. A mineral reserve includes diluting materials and allows for losses that may occur when the material is mined. A proven mineral reserve is the economically mineable part of a measured resource for which quantity, grade or quality, densities, shape and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. A probable mineral reserve is the economically mineable part of an indicated mineral resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit.

A mineral resource is a concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the earth's crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge. A measured mineral resource is that part of a mineral resource for which quantity, grade or quality, densities, shape, physical characteristics, can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity. An indicated mineral resource is that part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonable assumed. An inferred mineral resource is that part of a mineral resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes. Mineral resources which are not mineral reserves do not have demonstrated economic viability.

Investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally mineable.

A feasibility study is a comprehensive study of a mineral deposit in which all geological, engineering, legal, operating, economic, social, environmental and other relevant factors are considered in sufficient detail that it could reasonably serve as the basis for a final decision by a financial institution to finance the development of the deposit for mineral production.

The qualified person responsible for the Lapa mineral reserve and mineral resource estimate is Normand Bédard P.Geo., Senior Geologist. The effective date of that portion of the estimate is May 31st, 2006. Mr. Bédard also supervised the exploration program at Lapa and reviewed the exploration results disclosed in this material change report. A technical report describing the mineral resource and reserve estimate will be filed with the securities regulatory authorities in due course.

Wireframe models of zones comprising the Lapa deposit that were used to estimate the mineral resource were derived using drill hole intercepts. The key assumptions used to determine the drill hole intercept intervals were a gold price of $405 per ounce, metallurgical recoveries of 81.4% for gold. Gold assays were cut to 110.0 grams per tonne. For the mineral resource models, a minimum insitu gold grade cut-off of 5.0 grams per tonne was used to evaluate drill hole intercepts that have been adjusted to respect a minimum mining width of 2.8 metres (horizontal width).

The Lapa mineral resource estimate was derived using a three dimensional block model of the deposit; the grades were interpolated using the inverse distance power squared method. In order to estimate the mineral reserve, a dilution factor that averaged 30% was applied (at an average grade of 0.46 gram of gold per tonne). For the underground reserve models, the minimum diluted gold grade cut-off was 5.0 grams per tonne (corresponding to the average mining cost of C$68.55 per tonne).

The data verification process for Lapa consisted, in the case of the assay data obtained prior to 2006, of comparing duplicate results or, in the case of assay data obtained in 2006, of selecting approximately 10% of the samples for check assaying. These methods do not eliminate all of the possible sample error; for example, sample bias. Sample bias was partially mitigated at Lapa by the sample tower sampling program. There are no known environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues that may materially affect the estimate of mineral resources and reserves.

The qualified person responsible for the Kittila mine project's mineral resource and the underground portion of the mineral reserve estimate is Normand Bédard P.Geo., Senior Geologist. The effective date of that portion of the estimate is February 22, 2006. Since then the open pit mineral reserve was revised on April 11, 2006 by a qualified person, Patrice Live Eng., of Breton, Bandeville et Associés of Montreal, Quebec. For the revised open pit reserves, a minimum 1.40 gram per tonne gold grade was used. This resulted in a minor change in the Kittila mine project's probable reserves and mineral resources. Other than the open pit parameters described above, information regarding the scientific and technical information contained herein, including a discussion of verification procedures, is set out in the technical report on the Suurikuusikko project (now the Kittila mine project) posted on SEDAR on March 14, 2006.

ITEM 6:    RELIANCE ON SUBSECTION 7.1(2) OR (3) OF NATIONAL INSTRUMENT 51-102

        Not applicable.

ITEM 7:    OMITTED INFORMATION

        Not applicable.

ITEM 8:    EXECUTIVE OFFICER

        For further information, please contact Greg Laing, General Counsel, Vice-President, Legal and Corporate Secretary of Agnico-Eagle at 416.947.1212.

ITEM 9:    DATE OF REPORT

  DATED at Toronto, Ontario this 5th day of June, 2006.

(signed) R. Gregory Laing
R. Gregory Laing General Counsel, Vice-President, Legal and Corporate Secretary

SCHEDULE A

NEWS RELEASE
Stock Symbols: AEM (NYSE and TSX)	For further information: David Smith; Director, Investor Relations (416) 947-1212

(All dollar amounts expressed in U.S. dollars unless otherwise noted and all units of measurement expressed in metric unless otherwise noted)

AGNICO-EAGLE TO BUILD KITTILA GOLD MINE IN FINLAND AND
COMPLETE CONSTRUCTION OF LAPA GOLD MINE IN QUEBEC;
TO RAISE $250 MILLION IN MARKETED EQUITY OFFERING

Toronto (June 5, 2006) — Agnico-Eagle Mines Limited today announced a number of major steps in its strategy of expanding gold output and gold reserves:

  •
  Kittila gold project (on the Suurikuusikko deposit) in northern Finland to be built for $135 million, and is expected to produce an average of 150,000 ounces of gold annually at average total cash costs of approximately $250 per ounce. Production expected to begin by the middle of 2008 and extend over 13 years.

  •
  Lapa gold project in Quebec to be completed for an additional investment of $90 million, and is expected to produce an average of 125,000 ounces of gold annually at average total cash costs of approximately $210 per ounce. Production expected to begin by the fourth quarter of 2008 and continue for seven years.

  •
  Expenditures on Pinos Altos project in Mexico increased to an estimated $23 million to conduct an extensive exploration program and complete a feasibility study by the end of the second quarter of 2007.

  •
  Agnico-Eagle to raise $250 million in a marketed equity offering to fund its growth initiatives and for general corporate purposes.

"With today's project decisions, Agnico-Eagle has set the stage for a significant increase in its gold output with four gold projects under construction and a potential fifth new mine entering the feasibility stage", said Sean Boyd, Vice Chairman and Chief Executive Officer. "Our existing cash position and strong cash flows combined with the proceeds of the proposed $250 million equity issue should enable us to finance our growth and maintain a strong financial position", added Mr. Boyd.

Kittila Mine to be built on Suurikuusikko Deposit

Construction will begin immediately at the Kittila Mine (on the Suurikuusikko deposit) in northern Finland, approximately 900 kilometers north of Helsinki. The Kittila mine, named after the nearby community of the same name, will initially be extracted via open pit followed by underground mining via ramp access. The mining operation will feed a 3,000 tonne per day surface processing plant.

The feasibility study has recently been reviewed by independent third parties. The study's base case projects an after tax rate of return of 15.0%, based on a gold price of $450 per ounce, and a US$/€ exchange rate of 1.20. Annual gold production is expected to average 150,000 ounces at total cash costs of $250 per ounce, with initial gold production occurring by the middle of 2008. The feasibility study anticipates capital expenditures of $135 million and incorporates minesite costs per tonne of $34 and sustaining capital expenditures of approximately $5 million per year. Current probable reserves are 2.4 million ounces of gold, from 14.2 million tonnes grading 5.16 grams per tonne yielding an estimated mine life of 13 years. See Note to Investors regarding the Use of Non-GAAP Financial Measures.

Eight drills are currently operating at the Kittila mine project and are focused on converting the large gold resource to reserve and on drilling the extensive land position along strike of the known gold reserve. The Kittila mine project contains a measured resource of 0.1 million tonne containing 4.07 grams of gold per tonne, an indicated mineral resource of 1.5 million tonnes containing 4.39 grams of gold per tonne and an inferred mineral resource of 6.7 million tonnes containing 4.35 grams of gold per tonne. See the notes to U.S. Investors Relating to the Use of "Resources".

Lapa Mine to be Completed by 2008

The Lapa mine project is located in northwestern Quebec, approximately 11 kilometres east of Agnico-Eagle's operations at LaRonde, providing operating synergies. The initial phase of construction began in July 2004.

The shaft, currently at a depth of 760 metres, will be extended to approximately 1,370 meters below surface. In April 2006, 2,800 tonnes of development ore was extracted at Lapa and sorted through a sampling tower to form a representative appraisal. Together with the results of a diamond drilling program, the ore was estimated to contain on average 10.65 grams per tonne of gold. These results, and results from other sampling methods, predicted higher gold grades than the Company's reserve model from February 2005. These results were incorporated into a revised feasibility study.

A revised feasibility study on the Lapa mine project was recently completed and reviewed by independent third parties. The study's base case projects the mine reaching full production in the fourth quarter of 2008 with an after tax rate of return of 21.8%, based on a gold price of $450 per ounce, and a C$/US$ exchange rate of 1.25. Based on current estimates of mineral reserves and grades, annual gold production is expected to average 125,000 ounces annually at total cash costs of $210 per ounce.

Additional capital costs to bring the Lapa mine into production are projected to be $90 million. Based on an operation of up to 1,500 tonnes of ore per day, the revised feasibility study incorporates minesite costs of C$70 per tonne and average sustaining capital expenditures of approximately $4 million per year. See Note to Investors regarding the Use of Non-GAAP Financial Measures.

The Lapa deposit contains 1.1 million ounces of gold reserves from 3.4 million tons of ore at a grade of 10.17 grams per tonne, sufficient for an initial mine life of approximately seven years. Lapa also contains an indicated mineral resource of 1.1 million tons grading 5.92 grams of gold per tonne and an inferred mineral resource of 1.4 million tonnes grading 9.36 grams of gold per tonne.

See the notes to U.S. Investors Relating to the Use of "Resources".

Pinos Altos Program to Explore Property and Prepare Feasibility Study

An estimated $23 million exploration and feasibility program will be initiated at the 100% owned Pinos Altos project in northern Mexico. The objectives of the program include:

  •
  29,800 meter drilling program to convert resources to reserves;

  •
  21,400 meter drilling program to drill at depth and expand the resource by drilling in under-explored regions along strike;

  •
  completion of a feasibility study by the end of the second quarter of 2007;

  •
  development of a 1,330 meter underground ramp to provide a deeper drilling platform, and to expose ore for sampling and examination.

The deposit remains open at depth and only approximately one third of the entire property position has been drilled. The Pinos Altos project's indicated resource contains 12.5 million tonnes at 3.9 grams per tonne gold, and 102.3 grams per tonne silver. The project's inferred resource contains 3.2 million tonnes at 5.2 grams per tonne gold, and 111.0 grams per tonne silver. See the Notes to U.S. Investors Relating to the Use of "Resources".

Agnico-Eagle's preliminary analysis contemplates a 3,000 tonne per day mining scenario with the open pit and underground operations each supplying 1,500 tonnes per day. The preliminary estimate of capital cost required to bring the project into production is approximately $150 million.

$250 Million Underwritten Equity Offering is Prudent for Growth Plans

The Company plans to offer common shares under its existing shelf prospectus filed in Canada and under the multijurisdictional disclosure system in the United States. The Company proposes to raise approximately $250 million in an underwritten offering. The Underwriters will also have the option to purchase up to an additional 15% of the common shares issued to cover over-allotments. The offering is to be lead-managed by Merrill Lynch and it is anticipated to close in mid-June 2006.

Over the next three years, the Company projects consolidated capital expenditures of $170 million in 2006, $250 million in 2007 and $115 million in 2008, excluding any potential construction expenditures on the Pinos Altos project. The Company expects that financing of these expenditures, including those anticipated at Pinos Altos, will come from the proposed offering, existing cash balances and cash flows from its LaRonde mine. Additionally, the Company maintains substantially undrawn credit lines of $150 million.

The Company has filed a registration statement (including a prospectus) with the Canadian Securities Administrators and the U.S. Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus including any prospectus supplement in that registration statement (SEC File No. 333-120043) and the other documents the Company has filed with the Canadian Securities Administrators and the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. The documents are also available electronically at www.sedar.com. Alternatively, you can request the prospectus and prospectus supplement by contacting Merrill Lynch at 4 World Financial Center, 250 Vesey Street, New York, NY 10080 (telephone: 212-449-1000) or 181 Bay Street, Suite 400, Toronto, Ontario M6G 2S9 (telephone: 416-369-7400).

Forward-Looking Statements

The information in this press release has been prepared as at June 5, 2006. Certain statements contained in this press release constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, or "forward-looking information" under provisions of Canadian provincial securities laws. When used in this document, the words "anticipate", "believe", "could", "expect", "estimate," "forecast," "may", "outlook" "planned", "should", "will" and similar expressions are intended to identify forward-looking statements or information.

Such statements and information include without limitation: statements regarding future rates of return, and the sensitivity of those rates of return to gold prices, gold grades, capital and operating costs, currency exchange rates, timing of capital expenditures and other assumptions; estimates of future mineral production and sales; estimates of mine life; estimates of future mining costs, cash costs, minesite costs and other expenses; estimates of future capital expenditures and other cash needs, and expectations as to the funding thereof; statements and information as to the projected development of certain ore deposits, including estimates of exploration, development and production and other capital costs, and estimates of the timing of such exploration, development and production or decisions with respect to such exploration, development and production; estimates of reserves and resources, and statements and information regarding anticipated future exploration and feasibility study results; the anticipated timing of events with respect to the Company's minesites; statements and information regarding the sufficiency of the Company's cash resources; statements regarding the anticipated equity offering including the anticipated amount and timing thereof; and other statements and information regarding anticipated trends with respect to the Company's capital resources and results of operations. Such statements and information reflect the Company's views as at the date this press release and are subject to certain risks, uncertainties and assumptions, and undue reliance should not be placed on such statements and information. Many factors, known and unknown, could cause the actual results to be materially different from those expressed or implied by such forward looking statements and information. Such risks include, but are not limited to: the risk that the Company may not complete its anticipated equity offering on a timely basis in the amounts anticipated, if at all; the volatility of the Company's stock price; the volatility of prices of gold and other metals; uncertainty of mineral reserves, mineral resources, mineral grades and mineral recovery estimates; uncertainty of future production, capital expenditures, and other costs; currency fluctuations; financing of additional capital requirements; cost of exploration and development programs; mining risks; risks associated with foreign operations; risks related to title issues at the Pinos Altos project; governmental and environmental regulation; and risks associated with the Company's byproduct metal derivative strategies. For a more detailed discussion of such risks and other factors, see Company's Annual Information Form and Annual Report on Form 20-F, as amended, for the year ended December 31, 2005, as well as the Company's other filings with the Canadian Securities Administrators and the U.S. Securities and Exchange Commission. The Company does not intend, and does not assume any obligation, to update these forward-looking statements and information.

Certain of the foregoing statements and information, primarily related to projects, are based on preliminary views of the Company with respect to, among other things, grade, tonnage, processing, mining methods, capital costs, and location of surface infrastructure and actual results and final decisions may be materially different from those currently anticipated.

About Agnico-Eagle

Agnico-Eagle is a long established Canadian gold producer with operations located in Quebec and exploration and development activities in Canada, Finland, Mexico and the United States. Agnico-Eagle's LaRonde Mine is Canada's largest gold deposit. The Company has full exposure to changes in gold prices consistent with its policy of no forward gold sales. It has paid a cash dividend for 26 consecutive years.

Note to Investors Regarding the Use of Non-GAAP Financial Measures

This press release presents estimates of future "total cash cost per ounce" and "minesite cost per tonne" that are not recognized measures under United States generally accepted accounting principles ("US GAAP"). This data may not be comparable to data presented by other gold producers. These future estimates are based upon the total cash costs per ounce and minesite costs per tonne that the Company expects to incur to mine gold at the applicable projects and do not include production costs attributable to accretion expense and other asset retirement costs, which will vary over time as each project is developed and mined. It is therefore not practicable to reconcile these forward-looking non-GAAP financial measures to the most comparable GAAP measure. A reconciliation of the Company's total cash cost per ounce and minesite cost per tonne to the most comparable financial measures calculated and presented in accordance with US GAAP for the Company's historical results of operations is set forth in the Company's Annual Information Form and Annual Report on Form 20-F, as amended, for the year ended December 31, 2005, as well as the Company's other filings with the Canadian Securities Administrators and the U.S. Securities and Exchange Commission.

Notes to U.S. Investors Regarding the Use of Resources

  Cautionary Note to investors concerning estimates of Measured and Indicated Resources.

  This press release uses the terms "measured resources" and "indicated resources". We advise investors that while those terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission (the "SEC") does not recognize them. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

  Cautionary Note to investors concerning estimates of Inferred Resources.

  This press release also uses the term "inferred resources". We advise investors that while this term is recognized and required by Canadian regulations, the SEC does not recognize it. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally mineable.

Scientific and Technical Data

Agnico-Eagle Mines Limited is reporting mineral resource and reserve estimates in accordance with the CIM guidelines for the estimation, classification and reporting of resources and reserves.

Cautionary Note to U.S. Investors-The SEC permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms in this press release, such as "measured," "indicated," and "inferred," "resources," that the SEC guidelines strictly prohibit U.S. companies from including in their filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 20-F, which may be obtained from us, or from the SEC's website at: http://sec.gov/edgar.shtml. A feasibility study is required to meet the requirements to designate reserves under Guide 7. Estimates were calculated using historic three-year average metals prices and foreign exchange rates in accordance with the SEC Industry Guide 7. Industry Guide 7 requires the use of prices that reflect current economic conditions at the time of reserve determination which Staff of the SEC has interpreted to mean historic three-year average prices. The assumptions used for 2005 mineral reserves and resources estimates reported by the Company were $405 per ounce gold, $6.35 per ounce silver, $0.51 per pound zinc, $1.24 per pound copper and C$/US$, US$/€, and Mexican Peso/US$ exchange rates of 1.30, 1.21 and 11.0, respectively.

Canadian Securities Administrators, National Instrument 43-101 ("NI 43-101") requires mining companies to disclose reserves and resources using the subcategories of "proven" reserves, "probable" reserves, "measured" resources, "indicated" resources and "inferred" resources. Mineral resources that are not mineral reserves do not have demonstrated economic viability.

A mineral reserve is the economically mineable part of a measured or indicated resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified. A mineral reserve includes diluting materials and allows for losses that may occur when the material is mined. A proven mineral reserve is the economically mineable part of a measured resource for which quantity, grade or quality, densities, shape and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. A probable mineral reserve is the economically mineable part of an indicated mineral resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit.

A mineral resource is a concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the earth's crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge. A measured mineral resource is that part of a mineral resource for which quantity, grade or quality, densities, shape, physical characteristics, can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity. An indicated mineral resource is that part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonable assumed. An inferred mineral resource is that part of a mineral resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes. Mineral resources which are not mineral reserves do not have demonstrated economic viability.

Investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally mineable.

A feasibility study is a comprehensive study of a mineral deposit in which all geological, engineering, legal, operating, economic, social, environmental and other relevant factors are considered in sufficient detail that it could reasonably serve as the basis for a final decision by a financial institution to finance the development of the deposit for mineral production.

The qualified person responsible for the Lapa mineral reserve and mineral resource estimate is Normand Bédard P.Geo., Senior Geologist. The effective date of that portion of the estimate is May 31st, 2006. Mr. Bédard also supervised the exploration program at Lapa and reviewed the exploration results disclosed in this press release. A technical report describing the mineral resource and reserve estimate will be filed with the securities regulatory authorities in due course.

Wireframe models of zones comprising the Lapa deposit that were used to estimate the mineral resource were derived using drill hole intercepts. The key assumptions used to determine the drill hole intercept intervals were a gold price of $405 per ounce, metallurgical recoveries of 81.4% for gold. Gold assays were cut to 110.0 grams per tonne. For the mineral resource models, a minimum insitu gold grade cut-off of 5.0 grams per tonne was used to evaluate drill hole intercepts that have been adjusted to respect a minimum mining width of 2.8 metres (horizontal width).

The Lapa mineral resource estimate was derived using a three dimensional block model of the deposit; the grades were interpolated using the inverse distance power squared method. In order to estimate the mineral reserve, a dilution factor that averaged 30% was applied (at an average grade of 0.46 gram of gold per tonne). For the underground reserve models, the minimum diluted gold grade cut-off was 5.0 grams per tonne (corresponding to the average mining cost of C$68.55 per tonne).

The data verification process for Lapa consisted, in the case of the assay data obtained prior to 2006, of comparing duplicate results or, in the case of assay data obtained in 2006, of selecting approximately 10% of the samples for check assaying. These methods do not eliminate all of the possible sample error; for example, sample bias. Sample bias was partially mitigated at Lapa by the sample tower sampling program. There are no known environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues that may materially affect the estimate of mineral resources and reserves.

The qualified person responsible for the Kittila mine project's mineral resource and the underground portion of the mineral reserve estimate is Normand Bédard P.Geo., Senior Geologist. The effective date of that portion of the estimate is February 22, 2006. Since then the open pit mineral reserve was revised on April 11, 2006 by a qualified person, Patrice Live Eng., of Breton, Bandeville et Associés of Montreal, Quebec. For the revised open pit reserves, a minimum 1.40 gram per tonne gold grade was used. This resulted in a minor change in the Kittila mine project's probable reserves and mineral resources. Other than the open pit parameters described above, information regarding the scientific and technical information contained herein, including a discussion of verification procedures, is set out in the technical report on the Suurikuusikko project (now the Kittila mine project) posted on SEDAR on March 14, 2006.

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  Exhibit 1
Form 51–102F3 MATERIAL CHANGE REPORT
SCHEDULE A